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                                                                     EXHIBIT 4.2
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                             PPL ENERGY SUPPLY, LLC
                                     ISSUER

                                       TO

                            THE CHASE MANHATTAN BANK,
                                   AS TRUSTEE

                                    ---------


                          SUPPLEMENTAL INDENTURE NO. 1

                           DATED AS OF OCTOBER 1, 2001


                          SUPPLEMENTAL TO THE INDENTURE
                           DATED AS OF OCTOBER 1, 2001


                 ESTABLISHING A SERIES OF SECURITIES DESIGNATED
                      SENIOR NOTES, 6.40% SERIES A DUE 2011
              LIMITED IN AGGREGATE PRINCIPAL AMOUNT TO $500,000,000
                      AND A SERIES OF SECURITIES DESIGNATED
                 SENIOR NOTES, 6.40% EXCHANGE SERIES A DUE 2011
              LIMITED IN AGGREGATE PRINCIPAL AMOUNT TO $500,000,000




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          SUPPLEMENTAL INDENTURE NO. 1, dated as of October 1, 2001 between PPL
ENERGY SUPPLY, LLC a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee"), under the Indenture dated as of October 1, 2001 (hereinafter called the "Original Indenture"), this Supplemental Indenture No. 1 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the "Indenture."

                             RECITALS OF THE COMPANY

          The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance by the Company from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein.

          As contemplated by Sections 301 and 1201(f) of the Original Indenture, the Company wishes to establish a series of Securities to be designated "Senior Notes, 6.40% Series A due 2011" to be limited in aggregate principal amount (except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) to $500,000,000, such series of Securities to be hereinafter sometimes called "Series No. 1."

          The Company has agreed to offer and sell the Securities of Series No. 1 to certain initial purchasers in a private placement pursuant to Section 4(2) of the Securities Act, and such Securities will be subject to certain restrictions on transfer. The Company and the initial purchasers of the Securities of Series No. 1 are entering into a Registration Rights Agreement dated October 19, 2001 which requires, upon the terms and conditions provided therein, the Company to use its reasonable best efforts to make a Registered Exchange Offer which would enable Holders of Securities of Series No. 1 to exchange such Securities of Series No. 1 for Securities not subject to certain restrictions under the Securities Act or to cause a Shelf Registration Statement to become effective with respect to the Securities of Series No. 1 (in each case as defined in such Registration Rights Agreement);

          In connection with a Registered Exchange Offer and as contemplated by Sections 301 and 1201(f) of the Original Indenture, the Company wishes to establish a series of Securities to be designated "Senior Notes, 6.40% Exchange Series A due 2011" to be limited in aggregate principal amount (except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) to $500,000,000, such series of Securities to be hereinafter sometimes called "Series No. 2."

          The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1 to establish the Securities of Series No. 1 and Series No. 2 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company and to make the Securities of Series No. 1 and Series No. 2 valid obligations of the Company have been performed.


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

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH:

          For and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of Series No. 1 and 2, as follows:

                                   ARTICLE ONE

                           FIRST SERIES OF SECURITIES

          SECTION 1. There is hereby created a series of Securities designated "Senior Notes, 6.40% Series A due 2011" and limited in aggregate principal amount (except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) to $500,000,000. The forms and terms of the Securities of Series No. 1, including terms relating to restrictions on transfer, and forms of appropriate transfer certificates ("Transfer Certificates") in connection therewith, shall be established in an Officer's Certificate of the Company, as contemplated by Section 301 of the Original Indenture. The Trustee shall authenticate and issue new Securities of Series No. 1 upon a registration of transfer only upon receipt of an appropriate Transfer Certificate in the form set forth in, and otherwise in accordance with, an Officer's Certificate, as contemplated by Section 301 of the Original Indenture. The Trustee shall refuse to register any transfer of Securities of Series No. 1 without appropriate completion of the appropriate Transfer Certificate on such Security. The Securities of Series No. 1 and the Security of Series No. 2 shall be considered as a single class for purposes of any Acts of Holders under the Indenture.

          SECTION 2. The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 1, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

          (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest or Additional Interest, if any, due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall arise only upon the delivery to the Company by the Trustee of a notice asserting the deficiency and showing the calculation thereof and shall continue only until the Company shall have delivered to the Trustee an opinion of an independent public accountant of nationally recognized standing to the


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     effect that no such deficiency exists and showing the calculation of the sufficiency of the deposits then held by the Trustee; or

          (B) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

          SECTION 3. The Company agrees that for so long as any Securities of Series No. 1 shall remain Outstanding, without consent of the Holders of a majority in principal amount of the Outstanding Securities of such series, the Company shall not create, incur or assume any Lien (other than Permitted Liens) upon any property of the Company, whether now owned or hereafter acquired, in order to secure any Debt of the Company. The foregoing agreement shall not restrict the ability of Subsidiaries or Affiliates of the Company to create, incur or assume any Lien upon their properties or assets.

          SECTION 4. The provisions of Section 3 above shall not prohibit the creation, issuance, incurrence or assumption of any Lien if either

          (A) the Company shall make effective provision whereby all Securities of Series No. 1 then Outstanding shall be secured equally and ratably with all other Debt then outstanding under such Lien; or

          (B) the Company shall deliver to the Trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Debt (hereinafter called "Secured Obligations") (I) in an aggregate principal amount equal to the aggregate principal amount of the Securities of Series No. 1 then Outstanding, (II) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at each Stated Maturity of the Outstanding Securities of Series No. 1, there shall mature (or be redeemed) Secured Obligations equal in principal amount to such Securities then to mature and (III) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (II) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Securities of Series No. 1 or for the redemption thereof at the option of the Holder, as well as a provision for mandatory redemption upon an acceleration of the maturity of all Outstanding Securities of Series No. 1 following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration); it being expressly understood that such Secured Obligations (X) may, but need not, bear interest, (Y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (Z) shall be held by the Trustee for the benefit of the Holders of all Securities of Series No. 1 from time to time Outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of


                                    3

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     principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Secured Obligations.

          SECTION 5. If the Company shall elect either of the alternatives described in Section 4 above, the Company shall deliver to the Trustee:

          (A) an indenture supplemental to the Original Indenture (I) together with any appropriate inter-creditor arrangements, whereby such Securities of Series No. 1 then Outstanding shall be secured by the Lien referred to in Section 4 above equally and ratably with all other indebtedness secured by such Lien or (II) providing for the delivery to the Trustee of Secured Obligations; and

          (B) an Officer's Certificate (I) stating that, to the knowledge of the signer, (1) no Event of Default has occurred and is continuing and (2) no event has occurred and is continuing which entitles the secured party under such Lien to accelerate the maturity of the indebtedness outstanding thereunder and (II) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by such Lien; and

          (C) an Opinion of Counsel (I) if the Securities of Series No. 1 then Outstanding are to be secured by such Lien, to the effect that all such Securities then Outstanding are entitled to the benefit of such Lien equally and ratably with all other indebtedness outstanding under such Lien or (II) if Secured Obligations are to be delivered to the Trustee, to the effect that such Secured Obligations have been duly issued under such Lien and constitute valid obligations, entitled to the benefit of such Lien equally and ratably with all other indebtedness then outstanding under such Lien.

          SECTION 6. The Company agrees that for so long as any Securities of Series No. 1 shall remain Outstanding, and except for the sale of the properties and assets of the Company substantially as an entirety pursuant to Article Eleven of the Original Indenture, and other than assets required to be sold to conform with governmental requirements, the Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 15% of the consolidated assets of the Company and its consolidated Subsidiaries as of the beginning of the Company's most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 15% limitation specified above (i) if any such Asset Sale is in the ordinary course of business, (ii) to the extent that such assets are worn out or are no longer useful or necessary in connection with the operation of the business of the Company or its Subsidiaries, (iii) to the extent such assets are being transferred to a wholly-owned Subsidiary of the Company, (iv) to the extent any such assets subject to any such Asset Sale involve transfers of assets of or equity interests in connection with (a) the formation of any joint venture between the Company or any of its Subsidiaries and any other entity, or (b) any project development and acquisition activities, and (v) if the proceeds thereof
(a) are, within 12 months of such Asset Sale, invested or reinvested by the Company or any Subsidiary in a Permitted Business, (b) are used by the Company or a Subsidiary to repay Debt of the Company or such Subsidiary, or (c) are retained by the Company or its Subsidiaries. Additionally, if prior to any Asset


                                      4

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Sale that otherwise would cause the 15% limitation to be exceeded, Moody's and
S&P confirm the then current long-term debt rating of such Securities of Series No. 1 after giving effect to such Asset Sale, such Asset Sale shall also be disregarded for purposes of the foregoing limitations.

          SECTION 7. The Company agrees that for so long as any Securities of Series No. 1 shall remain Outstanding and during such periods as the Company shall not be subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall prepare:

          (A) within 120 days after the end of each fiscal year of the Company, commencing with the Company's fiscal year ended December 31, 2001, all annual financial information that would be required to be contained in a filing with the Commission on Form 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and accompanied by an opinion thereon by independent public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with generally accepted accounting principles applied on a consistent basis; and

          (B) within 60 days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the quarter ended March 31, 2002, all quarterly financial information that would be required to be contained in a filing with the Commission on Form 10-Q, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          The Company also agrees that, for so long as any Securities of Series No. 1 shall remain Outstanding and during such periods as the Company shall not be subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, it will furnish to the Holders of Securities of Series No. 1, upon their request, any financial statements prepared pursuant to this Section 7 and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          SECTION 8. So long as any Securities of Series No. 1 shall remain Outstanding, the following event shall be an Event of Default with respect to the Securities of Series No. 1: the occurrence of a matured event of default, as defined in any instrument of the Company under which there may be issued or evidenced any Debt of the Company, that has resulted in the acceleration of such Debt in excess of $25,000,000, or any default in payment of Debt in excess of $25,000,000 at final maturity, after the expiration of any applicable grace or cure periods; provided, however, that the waiver or cure of any such default under any such instrument or Debt shall constitute a waiver and cure of the corresponding Event of Default under the Indenture and the rescission and annulment of the consequences thereof shall constitute a rescission and annulment of the corresponding consequences under the Indenture.

          SECTION 9. So long as any Securities of Series No. 1 shall remain Outstanding, for purposes of Section 1101(a) of the Indenture, "corporation" shall be deemed to refer to a corporation or limited liability company. For all


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other purposes, the definition of "corporation" in Section 101 of the Original
Indenture shall govern.

          SECTION 10. For the purposes of this Article One, except as otherwise expressly provided or unless the context otherwise requires:

          (A) "Additional Interest" shall have the meaning ascribed to such term in the Securities of Series No. 1.

          (B) "Asset Sale" shall mean any sale of any assets of the Company or its Subsidiaries including by way of the sale by the Company or any of its Subsidiaries of equity interests in such Subsidiaries.

          (C) "Debt", with respect to any Person, means (A) indebtedness of such Person for borrowed money evidenced by a bond, debenture, note or other similar written instrument or agreement by which such Person is obligated to repay such borrowed money and (B) any guaranty by such Person of any such indebtedness of another Person. "Debt" does not include, among other things, (W) indebtedness of such Person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (X) any trade obligations (including obligations under agreements relating to the purchase and sale of any commodity, including power purchase or sale agreements, and any commodity hedges or derivatives regardless or whether such transaction is a "financial" or physical transaction) or other obligations of such Person in the ordinary course of business, (Y) obligations of such Person under any lease agreement (including any lease intended as security), whether or not such obligations are required to be capitalized on the balance sheet of such Person under generally accepted accounting principles, or (Z) liabilities secured by any Lien on any property owned by such Person if and to the extent that such Person has not assumed or otherwise become liable for the payment thereof.

          (D) "Lien" means any lien, mortgage, deed of trust, pledge or security interest, in each case, intended to secure the repayment of Debt, except for any Permitted Lien.

          (E) "Material Subsidiary" means PPL Global, LLC, a Delaware limited liability company, PPL EnergyPlus, LLC, a Delaware limited liability company, or PPL Generation, LLC, a Delaware limited liability company.

          (F) "Moody's" means Moody's Investors Service, Inc. and its successors and assigns, or absent a successor, or if such entity ceases to rate the Securities of Series No. 1, such other nationally recognized statistical rating organization as the Company may designate by notice to the Trustee.

          (G) "Permitted Business" means a business that is the same or similar to the business of the Company or any Subsidiary as of the date that Securities of Series No. 1 are first authenticated hereunder, or any business reasonably related thereto.

          (H) "Permitted Liens" means


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               (i) any Liens existing at October 19, 2001;

               (ii) any vendors' Liens, purchase money Liens and other Liens on property at the time of acquisition thereof by the Company and Liens to secure or provide for the construction or improvement of property provided that no such Lien shall extend to or cover any other property of the Company;

               (iii) any Liens on cash or securities (other than limited liability company interests issued by any Material Subsidiary) on hand or in banks or other financial institutions, deposit accounts and interests in general or limited partnerships;

               (iv) any Liens on the equity interest of any Subsidiary that is not a Material Subsidiary;

               (v) any Liens on property or shares of capital stock, or arising out of any Debt of any corporation existing at the time the corporation becomes or is merged or consolidated into the Company;

               (vi) any Liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended (or any successor provision), to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property, provided that such Liens are limited to the property acquired or constructed or improved and to substantially unimproved real property on which such construction or improvement is located; provided further, that the Company may further secure all or any part of such purchase price or the cost of construction or improvement by an interest on additional property of the Company only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

               (vii) any Liens on contracts, leases and other agreements of whatsoever kind and nature; any Liens on contract rights, bills, notes and other instruments; any Liens on revenues, income and earnings, accounts, accounts receivable and unbilled revenues, claims, credits, demands and judgments; any Liens on governmental and other licenses, permits, franchises, consents and allowances; and any Liens on patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

               (viii) any Liens securing Debt which matures less than one year from the date of issuance or incurrence thereof and is not extendible at the option of the issuer, and any refundings, refinancings and/or replacements of any such Debt by or with similar secured Debt;


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               (ix) any Liens on automobiles, buses, trucks and other similar vehicles and movable equipment; vessels, boats, barges and other marine equipment; airplanes, helicopters, aircraft engines and other flight equipment; parts, accessories and supplies used in connection with any of the foregoing;

               (x) any Liens on furniture and furnishings, and computers, data processing, data storage, data transmission, telecommunications and other equipment and facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes;

               (xi) any Liens on property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security;

               (xii) other Liens securing Debt the principal amount of which does not exceed 10% of the total assets of the Company and its consolidated Subsidiaries as shown on the Company's most recent audited consolidated balance sheet; and

               (xiii) any Liens granted in connection with extending, renewing, replacing or refinancing, in whole or in part, the Debt secured by liens described in the foregoing clauses (i) through (xii), to the extent of such Debt so extended, renewed, replaced or refinanced.

          (I) "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors and assigns, or absent a successor, or if such entity ceases to rate the Securities of Series No. 1, such other nationally recognized statistical rating organization as the Company may designate by notice to the Trustee.

          (J) "Subsidiary" means any corporation a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company.

          (K) "Voting Stock" means stock (or other interests) of a corporation having voting power for the election of directors, managers or trustees thereof, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                                   ARTICLE TWO

          SECTION 1. There is hereby created a series of Securities designated "Senior Notes, 6.40% Exchange Series A due 2011" and limited in aggregate principal amount (except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) to $500,000,000. The forms and terms of the Securities of Series No. 2 shall be established in an Officer's Certificate of the Company, as contemplated by Section 301 of the Original Indenture. The Securities of Series No. 1 and Series No. 2 shall be considered as a single class for purposes of any Acts of Holders under the Indenture.


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          SECTION 2. The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 2, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

          (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall arise only upon the delivery to the Company by the Trustee of a notice asserting the deficiency and showing the calculation thereof and shall continue only until the Company shall have delivered to the Trustee an opinion of an independent public accountant of nationally recognized standing to the effect that no such deficiency exists and showing the calculation of the sufficiency of the deposits then held by the Trustee; or

          (B) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

          SECTION 3. The Company agrees that for so long as any Securities of Series No. 2 shall remain Outstanding, without consent of the Holders of a majority in principal amount of the Outstanding Securities of such series, the Company shall not create, incur or assume any Lien (other than Permitted Liens) upon any property of the Company, whether now owned or hereafter acquired, in order to secure any Debt of the Company. The foregoing agreement shall not restrict the ability of Subsidiaries or Affiliates of the Company to create, incur or assume any Lien upon their properties or assets.

          SECTION 4. The provisions of Section 3 above shall not prohibit the creation, issuance, incurrence or assumption of any Lien if either

          (A) the Company shall make effective provision whereby all Securities of Series No. 2 then Outstanding shall be secured equally and ratably with all other Debt then outstanding under such Lien; or

          (B) the Company shall deliver to the Trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Debt (hereinafter called "Secured Obligations") (I) in an aggregate principal


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     amount equal to the aggregate principal amount of the Securities of Series
     No. 2 then Outstanding, (II) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at each Stated Maturity of the Outstanding Securities of Series No. 2, there shall mature (or be redeemed) Secured Obligations equal in principal amount to such Securities then to mature and (III) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (II) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Securities of Series No. 2 or for the redemption thereof at the option of the Holder, as well as a provision for mandatory redemption upon an acceleration of the maturity of all Outstanding Securities of Series No. 2 following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration); it being expressly understood that such Secured Obligations (X) may, but need not, bear interest, (Y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (Z) shall be held by the Trustee for the benefit of the Holders of all Securities of Series No. 2 from time to time Outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Secured Obligations.

          SECTION 5. If the Company shall elect either of the alternatives described in Section 4 above, the Company shall deliver to the Trustee:

          (A) an indenture supplemental to the Original Indenture (I) together with any appropriate inter-creditor arrangements, whereby such Securities of Series No. 2 then Outstanding shall be secured by the Lien referred to in Section 4 above equally and ratably with all other indebtedness secured by such Lien or (II) providing for the delivery to the Trustee of Secured Obligations; and

          (B) an Officer's Certificate (I) stating that, to the knowledge of the signer, (1) no Event of Default has occurred and is continuing and (2) no event has occurred and is continuing which entitles the secured party under such Lien to accelerate the maturity of the indebtedness outstanding thereunder and (II) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by such Lien; and

          (C) an Opinion of Counsel (I) if the Securities of Series No. 2 then Outstanding are to be secured by such Lien, to the effect that all such Securities then Outstanding are entitled to the benefit of such Lien equally and ratably with all other indebtedness outstanding under such Lien or (II) if Secured Obligations are to be delivered to the Trustee, to the effect that such Secured Obligations have been duly issued under such Lien and constitute valid obligations, entitled to the benefit of such Lien equally and ratably with all other indebtedness then outstanding under such Lien.

          SECTION 6. The Company agrees that for so long as any Securities of Series No. 2 shall remain Outstanding, and except for the sale of the properties and assets of the Company substantially as an entirety pursuant to Article Eleven of the Original Indenture, and other than assets required to be sold to conform with governmental requirements, the Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 15% of the consolidated assets of the Company and its consolidated Subsidiaries as of the beginning of the Company's most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 15% limitation specified above (i) if any such Asset Sale is in the ordinary course of business, (ii) to the extent that such assets are worn out or are no longer useful or necessary in connection with the operation of the business of the Company or its Subsidiaries, (iii) to the extent such assets are being transferred to a wholly-owned Subsidiary of the Company, (iv) to the extent any such assets subject to any such Asset Sale involve transfers of assets of or equity interests in connection with (a) the formation of any joint venture between the Company or any of its Subsidiaries and any other entity, or (b) any project development and acquisition activities, and (v) if the proceeds thereof
(a) are, within 12 months of such Asset Sale, invested or reinvested by the Company or any Subsidiary in a Permitted Business, (b) are used by the Company or a Subsidiary to repay Debt of the Company or such Subsidiary, or (c) are retained by the Company or its Subsidiaries. Additionally, if prior to any Asset Sale that otherwise would cause the 15% limitation to be exceeded, Moody's and S&P confirm the then current long-term debt rating of such Securities of Series No. 2 after giving effect to such Asset Sale, such Asset Sale shall also be disregarded for purposes of the foregoing limitations.

          SECTION 7. The Company agrees that for so long as any Securities of Series No. 2 shall remain Outstanding and during such periods as the Company shall not be subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act the Company shall prepare:

          (A) within 120 days after the end of each fiscal year of the Company, commencing with the Company's fiscal year ended December 31, 2001, all annual financial information that would be required to be contained in a filing with the Commission on Form 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," and accompanied by an opinion thereon by independent public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with generally accepted accounting principles applied on a consistent basis; and

          (B) within 60 days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the quarter ended March 31, 2002, all quarterly financial information that would be required to be contained in a filing with the Commission on Form 10-Q, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          The Company also agrees that, for so long as any Securities of Series No. 2 shall remain Outstanding and during such periods as the Company shall not be subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, it will furnish to the Holders of Securities of Series No. 2, upon their request, any financial statements prepared pursuant to this Section 7 and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          SECTION 8. So long as any Securities of Series No. 2 shall remain Outstanding, the following event shall be an Event of Default with respect to the Securities of Series No. 2: the occurrence of a matured event of default, as defined in any instrument of the Company under which there may be issued or evidenced any Debt of the Company, that has resulted in the acceleration of such Debt in excess of $25,000,000, or any default in payment of Debt in excess of $25,000,000 at final maturity, after the expiration of any applicable grace or cure periods; provided, however, that the waiver or cure of any such default under any such instrument or Debt shall constitute a waiver and cure of the corresponding Event of Default under the Indenture and the rescission and annulment of the consequences thereof shall constitute a rescission and annulment of the corresponding consequences under the Indenture.

          SECTION 9. So long as any Securities of Series No. 2 shall remain Outstanding, for purposes of Section 1101(a) of the Indenture, "corporation" shall be deemed to refer to a corporation or limited liability company. For all other purposes, the definition of "corporation" in Section 101 of the Original Indenture shall govern.

          SECTION 10. For the purposes of this Article Two, except as otherwise expressly provided or unless the context otherwise requires:

          (A) "Asset Sale" shall mean any sale of any assets of the Company or its Subsidiaries including by way of the sale by the Company or any of its Subsidiaries of equity interests in such Subsidiaries.

          (B) "Debt", with respect to any Person, means (A) indebtedness of such Person for borrowed money evidenced by a bond, debenture, note or other similar written instrument or agreement by which such Person is obligated to repay such borrowed money and (B) any guaranty by such Person of any such indebtedness of another Person. "Debt" does not include, among other things, (W) indebtedness of such Person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (X) any trade obligations (including obligations under agreements relating to the purchase and sale of any commodity, including power purchase or sale agreements, and any commodity hedges or derivatives regardless or whether such transaction is a "financial" or physical transaction) or other obligations of such Person in the ordinary course of business, (Y) obligations of such Person under any lease agreement (including any lease intended as security), whether or not such obligations are required to be capitalized on the balance sheet of such Person under generally accepted accounting principles, or (Z) liabilities secured by any Lien on any property owned by such Person if and to the extent that such Person has not assumed or otherwise become liable for the payment thereof.

          (C) "Lien" means any lien, mortgage, deed of trust, pledge or security interest, in each case, intended to secure the repayment of Debt, except for any Permitted Lien.

          (D) "Material Subsidiary" means PPL Global, LLC, a Delaware limited liability company, PPL EnergyPlus, LLC, a Delaware limited liability company, or PPL Generation, LLC, a Delaware limited liability company.

          (E) "Moody's" means Moody's Investors Service, Inc. and its successors and assigns, or absent a successor, or if such entity ceases to rate the Securities of Series No. 2, such other nationally recognized statistical rating organization as the Company may designate by notice to the Trustee.

          (F) "Permitted Business" means a business that is the same or similar to the business of the Company as of the date that Securities of Series No. 1 are first authenticated hereunder, or any business reasonably related thereto.

          (G) "Permitted Liens" means

               (i) any Liens existing at the October 19, 2001;

               (ii) any vendors' Liens, purchase money Liens and other Liens on property at the time of acquisition thereof by the Company and Liens to secure or provide for the construction or improvement of property provided that no such Lien shall extend to or cover any other property of the Company;

               (iii) any Liens on cash or securities (other than limited liability company interests issued by any Material Subsidiary) on hand or in banks or other financial institutions, deposit accounts and interests in general or limited partnerships;

               (iv) any Liens on the equity interest of any Subsidiary that is not a Material Subsidiary;

               (v) any Liens on property or shares of capital stock, or arising out of any Debt of any corporation existing at the time the corporation becomes or is merged or consolidated into the Company;

               (vi) any Liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended (or any successor provision), to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property, provided that such Liens are limited to the property acquired or constructed or improved and to substantially unimproved real property on which such construction or improvement is located; provided further, that the Company may further secure all or any part of such purchase price or the cost of construction or improvement by an interest on additional property of the Company only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

               (vii) any Liens on contracts, leases and other agreements of whatsoever kind and nature; any Liens on contract rights, bills, notes and other instruments; any Liens on revenues, income and earnings, accounts, accounts receivable and unbilled revenues, claims, credits, demands and judgments; and any Liens on governmental and other licenses, permits, franchises, consents and allowances; any Liens on patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

               (viii) any Liens securing Debt which matures less than one year from the date of issuance or incurrence thereof and is not extendible at the option of the issuer, and any refundings, refinancings and/or replacements of any such Debt by or with similar secured Debt;

               (ix) any Liens on automobiles, buses, trucks and other similar vehicles and movable equipment; vessels, boats, barges and other marine equipment; airplanes, helicopters, aircraft engines and other flight equipment; parts, accessories and supplies used in connection with any of the foregoing;

               (x) any Liens on furniture and furnishings, and computers, data processing, data storage, data transmission, telecommunications and other equipment and facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes;

               (xi) any Liens on property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security;

               (xii) other Liens securing Debt the principal amount of which does not exceed 10% of the total assets of the Company and its consolidated Subsidiaries as shown on the Company's most recent audited consolidated balance sheet; and

               (xiii) any Liens granted in connection with extending, renewing, replacing or refinancing, in whole or in part, the Debt secured by liens described in the foregoing clauses (i) through (xii), to the extent of such Debt so extended, renewed, replaced or refinanced.

          (H) "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors and assigns, or absent a successor, or if such entity ceases to rate the Securities of Series No. 2, such other nationally recognized statistical rating organization as the Company may designate by notice to the Trustee.

          (I) "Subsidiary" means any corporation a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company.

          (J) "Voting Stock" means stock (or other interests) of a corporation having voting power for the election of directors, managers or trustees thereof, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

          SECTION 1. This Supplemental Indenture No. 1 is a supplement to the Original Indenture. As supplemented by this Supplemental Indenture No. 1, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall together constitute one and the same instrument.

          SECTION 2. The recitals contained in this Supplemental Indenture No. 1 shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 1.

          SECTION 3. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the day and year first written above.

                                        PPL ENERGY SUPPLY, LLC


                                        By: /s/ James E. Abel
                                            -----------------
                                            Name:  James E. Abel
                                            Title: Treasurer

SEAL

ATTEST:

/s/ Diane M. Koch
-----------------------------
     Assistant Secretary

                                        THE CHASE MANHATTAN BANK,
                                        as Trustee

                                        By: /s/ Annette M. Marsula
                                            -----------------------
                                            Name:  Annette M. Marsula
                                            Title: Vice President

SEAL

ATTEST:

/s/ Taeko Fukaishi
---------------------------------
     Taeko Fukaisi, Trust Officer

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